Virchow, Krause & Company
Certified Public Accountants & Consultants


                CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 8, 1997 (except for Note 7 as to which the date is October 15, 1997) and January 9, 1997 in Post-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-13511) and related prospectus of Charthouse Suites Vacation Ownership, Inc. for the Registration of 150 ownership interests.

                               /s/Virchow, Krause & Company
                                  Virchow, Krause & Company

Waukesha, Wisconsin
March 18, 1998